Exhibit 99.1

Exa Reports Third Quarter Fiscal 2015 Financial Results

Reports Strong Year-over-Year Revenue and License Growth

Expects Business Momentum to Continue

Burlington, Mass., December 4, 2014 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the third quarter of fiscal 2015, which ended October 31, 2014.

“We reported a strong third quarter, with revenue increasing 16% year over year on a constant currency basis, 13% at actual rates and license revenue growing 19% on a constant currency basis, 16% at actual rates,” said Stephen Remondi, President and Chief Executive Officer of Exa. “We continue to see conversions from projects to recurring licenses, while engaging both new and existing customers on additional projects. While continuing to invest in technology, we delivered profitability at the upper end of our guidance range. We are looking forward to the introduction of several new technologies including our recently launched Exa Cloud offering that we expect to benefit customers across our target markets. Despite foreign exchange headwinds, we are pleased with the growing business momentum we are experiencing and expect to absorb almost half of the negative FX impact on the mid-point of our prior full year revenue expectations. We are optimistic that the upcoming introduction of several new technologies will reinforce our increasing momentum beyond the fourth quarter and into fiscal 2016.”

Third Quarter Fiscal 2015 Financial Highlights

Revenue

•	Total revenue for the third quarter of fiscal 2015 was $16.0 million, an increase of 13% compared to $14.1 million in the comparable period in fiscal 2014. On a constant currency basis, total revenue increased 16% when compared with the corresponding period in fiscal 2014.
•	License revenue was $12.9 million for the third quarter of fiscal 2015, compared to $11.1 million in the comparable period in fiscal 2014, representing an increase of 16%, or 19% on a constant currency basis.
•	Project revenue was $3.1 million for the third quarter of fiscal 2015, an increase of 4%, or 7% on a constant currency basis, compared to $3.0 million in the comparable period in fiscal 2014.

Profitability

•	GAAP income from operations was $0.3 million in the third quarter of fiscal 2015, compared to $0.7 million in the comparable period in fiscal 2014.
•	Non-GAAP income from operations was $0.9 million in the third quarter of fiscal 2015, compared to $1.1 million in the comparable period in fiscal 2014.
•	Adjusted EBITDA was $1.6 million in the third quarter of fiscal 2015, compared to $1.6 million in the comparable period in fiscal 2014.
•	GAAP net income was $0.2 million in the third quarter of fiscal 2015, compared to GAAP net income of $0.5 million for the comparable period in fiscal 2014. GAAP net income per share was $0.02, based on 14.7 million diluted weighted average shares outstanding, compared to GAAP net income per share of $0.04 for the comparable period in fiscal 2014, based on 14.7 million diluted weighted average shares outstanding.

•	Non-GAAP net income was $0.6 million, or $0.04 per diluted share in the third quarter of fiscal 2015, compared to non-GAAP net income of $0.8 million, or $0.05 per diluted share, in the comparable period in fiscal 2014.

Balance Sheet

•	The company had $23.9 million in cash and cash equivalents as of October 31, 2014, compared to $32.0 million as of July 31, 2014.

Business Outlook

Based on information available as of December 4, 2014, Exa is providing fourth quarter and fiscal 2015 guidance as indicated below.

Fourth Quarter Fiscal 2015:

•	Total revenue is expected to be in the range of $16.3 million to $17.4 million.
•	Estimated FX impact on revenue from previous guidance $0.9 million.
•	Adjusted EBITDA is expected to be in the range of $0.7 million to $1.2 million.
•	GAAP net loss is expected to be in the range of $(0.8) million to $(0.7) million.
•	Non-GAAP net loss is expected to be in the range of $(0.5) million to $(0.1) million.
•	Basic share count for the fourth quarter is estimated to be 13.9 million shares.
•	Diluted share count for the fourth quarter is estimated to be 14.8 million shares.

Full Year Fiscal 2015:

•	Total revenue is expected to be in the range of $60.9 million to $62.0 million.
•	Estimated FX impact on revenue from previous guidance $1.3 million.
•	Adjusted EBITDA is expected to be in the range of $2.0 million to $2.5 million.
•	GAAP net loss is expected to be in the range of $(18.8) million to $(18.7) million, including non-cash tax charges of $15.2 million in the first quarter.
•	Non-GAAP net loss is expected to be in the range of $(17.4) million to $(17.0) million, including non-cash tax charges of $15.2 million in the first quarter.
•	Basic share count for the full year is estimated to be 13.7 million shares.
•	Diluted share count for the full year is estimated to be 14.8 million shares.

The above guidance assumes an exchange rate of 1.25 US dollars per Euro and 118.0 Japanese yen per US dollar for fiscal year 2015.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s third quarter fiscal 2015 financial results conference call

When:	Thursday, December 4, 2014

Time:	5:00 p.m. ET

Webcast:	http://investor.exa.com (live and replay)

Live Call:	(877) 878-2664, from within the U.S.
(970) 315-0423, International

Replay:	(855) 859-2056, Passcode 38205651, from within the U.S.
(404) 537-3406, Passcode 38205651, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, loss on extinguishment of debt, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Exa’s simulation solutions enable customers to gain crucial insight into design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, Exa’s customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA® with PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2014 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	October 31, 2014	January 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$23,944	$28,753
Accounts receivable	7,004	27,245
Prepaid expenses and other current assets	2,121	4,321

Total current assets	33,069	60,319
Property and equipment, net	7,644	7,356
Intangible assets, net	2,482	2,745
Deferred tax assets	41	13,306
Other assets	1,125	1,123

Total assets	$44,361	$84,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$802	$1,684
Accrued expenses	6,715	10,285
Current portion of deferred revenue	11,735	30,594
Current maturities of capital lease obligations	2,433	2,426

Total current liabilities	21,685	44,989
Deferred revenue	10	273
Capital lease obligations	2,085	2,695
Deferred rent	560	831
Other long-term liabilities	505	528

Total liabilities	24,845	49,316

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,869,899 and 13,388,712 shares issued, respectively; 13,837,397 and 13,356,210 shares outstanding, respectively	14	13
Additional paid-in capital	87,352	85,201
Accumulated deficit	(67,730)	(49,721)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive (loss) income	(120)	40

Total stockholders’ equity	19,516	35,533

Total liabilities and stockholders’ equity	$44,361	$84,849

EXA CORPORATION

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

Revenue:
License revenue	$12,866	$11,121	$36,842	$32,532
Project revenue	3,092	2,987	7,729	6,768

Total revenues	15,958	14,108	44,571	39,300

Operating expenses (1):
Cost of revenues	4,562	4,023	13,790	11,527
Sales and marketing	2,442	2,243	7,518	6,539
Research and development	5,462	4,428	15,968	13,264
General and administrative (2)	3,171	2,736	9,510	7,933

Total operating expenses	15,637	13,430	46,786	39,263

Income (loss) from operations	321	678	(2,215)	37

Other income (expense), net:
Foreign exchange gain (loss)	194	31	325	(25)
Interest expense	(88)	(71)	(265)	(628)
Interest income	3	4	9	13
Loss on extinguishment of debt	—	—	—	(755)
Other income, net	4	2	7	7

Total other income (expense), net	113	(34)	76	(1,388)

Income (loss) before income taxes	434	644	(2,139)	(1,351)
(Provision) benefit for income taxes	(214)	(128)	(15,870)	528

Net income (loss)	$220	$516	$(18,009)	$(823)

Net income (loss) per share:
Basic	$0.02	$0.04	$(1.31)	$(0.06)
Diluted	$0.02	$0.04	$(1.31)	$(0.06)
Weighted average shares outstanding used in computing net income (loss) per share:
Basic	13,822,400	13,341,235	13,701,380	13,318,839
Diluted	14,749,825	14,706,263	13,701,380	13,318,839

Comprehensive income (loss):
Net income (loss)	$220	$516	$(18,009)	$(823)
Foreign currency translation adjustments	(126)	64	(160)	76

Comprehensive income (loss)	$94	$580	$(18,169)	$(747)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

Cost of revenues	$52	$35	$134	$99
Sales and marketing	88	67	249	169
Research and development	200	110	547	264
General and administrative	193	138	473	314

Total	$533	$350	$1,403	$846

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

General and administrative	$88	$88	$263	$263

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended October 31,
	2014	2013
Cash flows (used in) provided by operating activities:
Net loss	$(18,009)	$(823)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,157	1,561
Stock-based compensation expense	1,403	846
Deferred rent expense	(267)	(424)
Non-cash interest	—	162
Loss on extinguishment of debt, non-cash portion	—	465
Deferred income taxes	15,209	(1,614)
Net change in operating assets and liabilities:
Accounts receivable	20,432	20,398
Prepaid expenses and other current assets	258	(201)
Other assets	(2)	(55)
Accounts payable	(874)	(887)
Accrued expenses	(3,415)	(1,107)
Other liabilities	(23)	84
Deferred revenue	(18,942)	(13,978)

Net cash (used in) provided by operating activities	(2,073)	4,427

Cash flows used in investing activities:
Purchases of property and equipment	(684)	(674)

Net cash used in investing activities	(684)	(674)

Cash flows used in financing activities:
Proceeds from stock option exercises	749	173
Payments of long-term debt	—	(7,365)
Payments of capital lease obligations	(2,303)	(1,532)
Payment of debt issuance costs	—	(213)

Net cash used in financing activities	(1,554)	(8,937)

Effect of exchange rate changes on cash	(498)	(93)

Net decrease in cash and cash equivalents	(4,809)	(5,277)

Cash and cash equivalents, beginning of period	28,753	30,716

Cash and cash equivalents, end of period	$23,944	$25,439

Supplemental cash flow disclosures:
Cash paid for interest	$265	$533
Cash paid for income taxes	$1,282	$289
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$1,700	$563

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

Net income (loss)	$220	$516	$(18,009)	$(823)
Add back:
Depreciation and amortization	763	522	2,157	1,561
Interest expense, net	85	67	256	615
Loss on extinguishment of debt	—	—	—	755
Other income, net	(4)	(2)	(7)	(7)
Foreign exchange (gain) loss	(194)	(31)	(325)	25
Provision (benefit) for income taxes	214	128	15,870	(528)

EBITDA	1,084	1,200	(58)	1,598
Stock-based compensation expense	533	350	1,403	846

Adjusted EBITDA	$1,617	$1,550	$1,345	$2,444

Non-GAAP operating income (loss):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

Operating income (loss)	$321	$678	$(2,215)	$37
Add back:
Stock-based compensation expense	533	350	1,403	846
Amortization of acquired intangible assets	88	88	263	263

Non-GAAP operating income (loss)	$942	$1,116	$(549)	$1,146

Non-GAAP net income (loss):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

Net income (loss)	$220	$516	$(18,009)	$(823)
Add back:
Stock-based compensation expense	533	350	1,403	846
Amortization of acquired intangible assets	88	88	263	263
Income tax effect (1)	(220)	(155)	(583)	(388)

Non-GAAP net income (loss)	$621	$799	$(16,926)	$(102)

Non-GAAP net loss, per diluted share:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013

Net income (loss) per diluted share (2)	$0.02	$0.04	$(1.31)	$(0.06)
Add back:
Stock-based compensation expense	0.04	0.02	0.10	0.06
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect (1)	(0.02)	(0.01)	(0.04)	(0.03)

Non-GAAP net income (loss), per diluted share (2)(3):	$0.04	$0.05	$(1.24)	$(0.01)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of any net federal benefit or charge. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.7 million and 13.7 million for the three and nine months ended October 31, 2014, respectively, and 14.7 million and 13.3 million, respectively, for the three and nine months ended October 31, 2013.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended January 31, 2015	Year Ended January 31, 2015
Net loss	$(0.8)-(0.7)	$(18.8)-(18.7)
Add back:
Depreciation and amortization	0.8	3.0
Interest expense, net	0.1	0.4
Provision for income taxes	0.1	15.6

EBITDA	0.2-0.3	0.2-0.3
Stock-based compensation expense	0.5-0.9	1.8-2.2

Adjusted EBITDA	$0.7-1.2	$2.0-2.5

Non-GAAP net loss:
(in millions)	Three Months Ended January 31, 2015	Year Ended January 31, 2015
Net loss	$(0.8)-(0.7)	$(18.8)-(18.7)
Add back:
Stock-based compensation expense	0.5-0.9	1.8-2.2
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.3)-(0.4)	(0.8)-(0.9)

Non-GAAP net loss	$(0.5)-(0.1)	$(17.4)-(17.0)

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of any net federal benefit or charge. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.